Registration No. 333-145706

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
Post-Effective Amendment No. 1 to
FORM S-4
REGISTRATION STATEMENT
Under the Securities Act of 1933

ARCADIA RESOURCES, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	8082	88-0331369
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification Number)

9229 Delegates Row, Suite 260
Indianapolis, Indiana 46240
(317) 569-8234
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)
Matthew R. Middendorf
9229 Delegates Row, Suite 260
Indianapolis, Indiana 46240
(317) 569-8234
(Name, Address Including Zip Code, and Telephone Number, Including
Area Code, of Agent For Service)
Approximate date of commencement of proposed sale to the public: Not Applicable.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑ (Do not check if a smaller reporting company)	Smaller reporting company ☐

DEREGISTRATION OF UNSOLD SECURITIES
     Arcadia Resources, Inc. (the “Company”) is filing this Post-Effective Amendment No. 1 to Form S-4 Registration Statement (“Post-Effective Amendment”) to withdraw and remove from registration the unissued and unsold securities previously registered by the Company pursuant to its Registration Statement on Form S-4 filed with the Securities and Exchange Commission on August 27, 2007 (Registration No. 333-145706) (the “Registration Statement”).
     In accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of its securities which remain unsold at the termination of the offering, the Registrant hereby removes from registration all securities registered under the Registration Statement which remained unsold as of the date hereof. As a result of this deregistration, no securities remain registered for sale pursuant to the Registration Statement.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Post-Effective Amendment to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, City of Indianapolis, State of Indiana, on this 9th day of September, 2009.

Arcadia Resources, Inc.
By:	/s/ MARVIN R. RICHARDSON
Marvin R. Richardson
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

/s/ MARVIN R. RICHARDSON Marvin R. Richardson	President and Chief Executive Officer (Principal Executive Officer), and Director	September 9, 2009

/s/ MATTHEW R. MIDDENDORF Matthew R. Middendorf	Chief Financial Officer (Principal Financial and Accounting Officer), Treasurer	September 9, 2009

* John T. Thornton	Director	September 9, 2009

* Peter A. Brusca, M.D.	Director	September 9, 2009

* Joseph Mauriello	Director	September 9, 2009

* Russell T. Lund, III	Director	September 9, 2009

* Daniel Eisenstadt	Director	September 9, 2009

*	Marvin R. Richardson, by signing his name hereto, does hereby sign this document on behalf of each of the above-named directors of the Company pursuant to powers of attorney duly executed by such person.
/s/ MARVIN R. RICHARDSON

Marvin R. Richardson, Attorney-in-Fact